Exhibit 10.1

Execution Version

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

This Membership Interests Purchase Agreement (this “Agreement”) is entered into as of May 19, 2026 (the “Effective Date”), by and among Navitas West Texas Investments SPV, LLC, a Delaware limited liability company (the “Seller”), Soluna Digital Inc., a Nevada corporation (the “Purchaser”), Navitas Global LLC (“Guarantor”) solely for purposes of Section 5.5 hereof, and Soluna DV ComputeCo, LLC, a Delaware limited liability company (the “Company”), solely for purposes of Sections 1.3 and 5.4. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the LLC Agreement (defined below).

A. The Seller is a member of the Company and a party to the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 2, 2023, as amended by the First Amendment to Second A&R LLCA of the Company, dated as of August 21, 2024 (the “LLC Agreement”).

B. The Seller owns 11,000,000 Membership Interests (the “Purchased Membership Interests”), constituting 49% of the Membership Interests of the Company.

C. The Purchaser owns 11,250,000 Membership Interests, constituting 51% of the Membership Interests of the Company.

D. The Purchaser desires to purchase all of the Purchased Membership Interests from the Seller, and the Seller desires to sell all of the Purchased Membership Interests to the Purchaser, on the terms and conditions set forth herein.

E. Upon Closing (as defined below), the Purchaser shall own 100% of the Membership Interests of the Company.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Purchase and Sale.

(a) At the Closing, in accordance with and subject to the terms and conditions set forth herein, the Seller shall sell, transfer and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, the Purchased Membership Interests (the “Membership Interests Purchase”), free and clear of all liens, security interests, claims, charges, pledges, easements, mortgages, encumbrances, licenses or restrictions of any nature whatsoever (collectively, “Encumbrances”), except for those contained in the LLC Agreement or those arising under applicable federal or state securities laws (the “Transfer Restrictions”). The Purchaser, as the Manager of the Company, by its execution and delivery of this Agreement, approves the sale of the Purchased Membership Interests by Seller and waives any notice requirements or other conditions or requirements to Transfer set forth in the LLC Agreement with respect to the Transaction.

(b) As consideration for the Purchased Membership Interests, the Purchaser shall pay Eight Million Seven Hundred Sixty-Five Thousand Four Hundred Ninety Dollars ($8,765,490) (the “Purchase Price”) to the Seller by wire transfer in immediately available funds to an account designated in writing by the Seller at Closing.

1.2 Closing. The consummation of the Membership Interests Purchase, in accordance with Section 1.1 (“Closing”), shall be consummated on the date hereof (the “Closing Date”). The Closing shall take place remotely via electronic exchange of signatures to this Agreement.

1.3 Termination of Agreements. At Closing, the agreements between the Seller on the one hand and the Purchaser and/or the Company on the other hand, set forth on Schedule I hereto, including the Contribution Agreement by and among the Company, Soluna Computing, Inc. and Seller, dated as of May 9, 2023 and as amended from time to time (collectively, the “Terminated Agreements”) shall be and hereby are terminated.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as of the Closing as follows:

2.1 Authorization and Validity. The Seller has been duly organized and is validly existing under the laws of the State of Delaware. The Seller has all requisite power and authority to (i) enter into this Agreement, (ii) execute, deliver and perform this Agreement, and (iii) consummate the transactions contemplated by this Agreement (collectively, the “Transaction”). This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, is the valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws (as defined herein) affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. For purposes of this Agreement, (a) the term “Law” means any statute, law, ordinance, code, order, injunction, judgment, writ, assessment, award, determination, decision, decree, rule or regulation of any Governmental Authority; and (b) the term “Governmental Authority” means any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, or tribunal whether domestic or foreign.

2.2 No Conflict. The execution, delivery and performance of this Agreement and the consummation of the Transaction, does not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in the creation or imposition of any Encumbrance on any of the Purchased Membership Interests, (ii) result in a material breach of, conflict with, constitute a default under or result in the modification, termination, creation or imposition of any Encumbrance upon any of the Seller’s properties or assets pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Seller is a party or by which the Seller or its properties or assets, including, the Purchased Membership Interests, are or may be bound or affected, (iii) violate any provision of the Seller’s organizational documents or (iv) violate any existing Law applicable to the Seller or its assets.

2.3 Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other any individual, corporation, association, partnership, joint venture, limited liability company, estate, trustee, trust or any legal entity (each, a “Person”) is necessary for the execution, delivery or performance by the Seller of this Agreement or the consummation of the Transaction.

2.4 Title. The Seller is the sole record, legal and beneficial owner of the Purchased Membership Interests, has good, valid and marketable title to all of the Purchased Membership Interests and has the right to sell, assign, and transfer the same to the Purchaser, free and clear of all Encumbrances, except for the Transfer Restrictions. Such good, valid and marketable title will be transferred to the Purchaser on the Closing Date, free and clear of all Encumbrances other than the Transfer Restrictions. The Seller has the absolute and unrestricted right, power and authority to sell, assign, contribute and transfer the Purchased Membership Interests to the Purchaser, free and clear of any Encumbrances other than the Transfer Restrictions. The Purchased Membership Interests are not subject to any option, warrant or right of first refusal. The Seller is not subject to any voting trusts or similar arrangements with respect to any of the Purchased Membership Interests. The Purchased Membership Interests represent all of the membership interests in the Company owned by the Seller. The sale of the Purchased Membership Interests to the Purchaser as contemplated herein will convey any and all rights and benefit incident to the ownership of the Purchased Membership Interests to the Purchaser. The Seller has not previously assigned or attempted to assign all or any portion of the Purchased Membership Interests.

2.5 Brokers’ and Finders’ Fees. The Seller has not incurred, nor will it incur, nor will the Company or the Purchaser, as a result of any of the Seller’s actions, incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction.

2.6 Opportunity to Inquire. The Seller acknowledges that it and its legal, financial, tax and other advisors, if any, have been provided with a reasonable opportunity to make inquiries to the Company with respect to the Company, including its current financial condition and future prospects, and this Agreement and the matters contemplated hereby, and that all information so requested has been fully and satisfactorily provided to such parties by the Company and/or the Company’s Related Parties (defined below). The Seller has had the right to consult independent legal counsel of its own choosing and has had a reasonable amount of time to confer with such counsel. The Seller acknowledges that it has relied solely upon the advice, if any, of the Seller’s legal counsel, financial advisors and/or accountants with respect to the Transaction to the extent it has deemed necessary, and has not been advised or directed by the Purchaser, the Company or any of their respective managers, officers, representatives, legal counsel or other advisers with respect to any such matters and has not relied on any such parties in connection with this Agreement and the Transaction. For purposes of this Agreement, (i) the term “Related Parties” means a Person’s past, present or future Affiliates, agents, attorneys, administrators, officers, directors, managers, employees, general partners, limited partners, members, stockholders, representatives, predecessors-in-interest, executors, trustees, beneficiaries, successors and assigns; and (ii) the term “Affiliate” of any Person means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified (for purposes of this definition of Affiliate, the terms “control”, “controlling” or “controlled” as to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, the right or ability to appoint directors, by contract or otherwise).

2.7 Superior Information; Independent Investigation. The Seller acknowledges and understands that the Purchaser has access to, and possesses, substantial and material non-public, confidential information concerning the Company, its subsidiaries and Affiliates, and/or their financial condition, results of operations, businesses, properties, active or pending litigation, assets, liabilities, management, projections, appraisals, plans and prospects (any such information, “Superior Information”) that may be material to (i) the Seller’s decision to consummate the Transaction and (ii) a determination of a fair value for the Purchased Membership Interests, which may be substantially different than the Purchase Price. The Seller has agreed to have the Purchaser purchase the Purchased Membership Interests as contemplated hereby notwithstanding that the Seller is aware that Superior Information exists, that the Purchaser possesses Superior Information, and that neither the Purchaser, nor its representatives have disclosed any Superior Information to the Seller and, assuming the Seller had received and reviewed any Superior Information, might reach a different conclusion as to the value of the Purchased Membership Interests or the decision to enter into this Agreement and consummate the Transaction. In entering into this Agreement, the Seller has (a) conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Company and the value of the Purchased Membership Interests and (b) relied solely upon its own investigation and analysis. The Seller further acknowledges that no representations and warranties have been made by the Purchaser, the Company or any other Person, including any Related Party of the Purchaser, on behalf of the Purchaser regarding the financial and/or business condition or prospects of the Company and that the Purchaser disclaims any responsibility or obligation for disclosure to the Seller of any of the Company’s future plans or prospects.

2.8 Acknowledgment. The Seller acknowledges that it is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including securities such as the Purchased Membership Interests. The Seller acknowledges that, by reason of its business or financial experience it is capable of evaluating the merits and risks of the Transaction and of protecting its own interests in connection with the Transaction. The Seller acknowledges that it has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Transaction and has independently and without reliance upon the Purchaser or the Company and based on such information as it has deemed appropriate in its independent judgment, made its own analysis and decision to enter into the Transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as of the Closing as follows:

3.1 Power and Authorization. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform the Purchaser’s obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser and (assuming due authorization and delivery by the Seller) constitutes the valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies.

3.2 No Consents; Non-Contravention. The execution and delivery of this Agreement by the Purchaser and the consummation of the Transactions, including, without limitation, the Membership Interests Purchase, does not (i) violate any Law or any order of any Governmental Authority to which the Purchaser is subject, (ii) conflict with or violate any provision of the Purchaser’s organizational documents or (iii) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, permit or other instrument or obligation to which the Purchaser is a party, or by which the Purchaser or its assets are bound.

3.3 Investment.

(a) The Purchaser is acquiring, legally and beneficially, the Purchased Membership Interests for the Purchaser’s own account, for investment only and not as an agent or nominee for any other Person, and with no present intention of distributing or reselling such interests or any portion thereof in a public distribution in violation of federal securities laws or any applicable state securities laws.

(b) The Purchaser acknowledges that: (i) neither the offer nor sale of the Purchased Membership Interests has been registered under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Securities Act”) or any state or foreign securities or “blue sky” laws; (ii) each of the Purchased Membership Interests is characterized as a “restricted security” under the Securities Act, inasmuch as it is being acquired from the Seller in a transaction not involving a public offering and that the applicable Purchased Membership Interests must be held indefinitely, and the Purchaser must continue to bear the economic risk of complete loss of the investment in such interests unless the offer and sale of such interests is subsequently registered under the Securities Act or an exemption from such registration is available and all applicable state or foreign securities or “blue sky” laws are complied with; and (iii) it is not anticipated that there will be any public market for the Purchased Membership Interests in the foreseeable future.

(c) The Purchaser has been afforded (i) the opportunity to ask such questions as the Purchaser has deemed necessary of, and to receive answers from, representatives of the Company and its subsidiaries concerning an investment in the Purchased Membership Interests and the merits and risks of investing in the Purchased Membership Interests, and the nature of the Company’s and its respective subsidiaries’ proposed business operations, management personnel, business strategy and capital structure, and (ii) access to information about the Company’s and its subsidiaries’ financial condition, business, results of operations and prospects sufficient to enable the Purchaser to evaluate this investment in the Purchased Membership Interests.

3.4 Brokers’ and Finders’ Fees. The Purchaser has not incurred, nor will it incur, nor will the Company, as a result of any of the Purchaser’s actions, incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction.

ARTICLE IV

ADDITIONAL AGREEMENTS; COVENANTS

4.1 Confidentiality. No party to this Agreement shall disclose this Agreement or its terms to any Person other than to its Related Parties, in each case, who need to know such information solely for the purpose of effecting this Agreement, assisting with the compliance of the obligations hereunder or evaluating and providing advice regarding this Agreement and the transactions contemplated hereby (it being understood that such Related Parties will be informed in advance of the confidential nature of such information and will be directed to treat such information confidentially), except as provided herein; and if any party becomes legally obligated pursuant to court order to disclose any of such information, such party will endeavor to provide the other party, if permitted by Law, with prompt notice so that any such other party may seek, at its sole cost and expense, a protective order or other appropriate remedy. Notwithstanding the foregoing, nothing herein shall prevent any party from disclosing this Agreement or its terms (i) due to compliance with applicable federal, state and other governmental tax, securities or bankruptcy Laws or (ii) in connection with an examination by, or a request of, any Governmental Authority. A party shall be responsible for the disclosure of this Agreement or any its terms by any of its Related Parties as though such party disclosed such information itself.

4.2 Termination of Other Rights and Obligations. Notwithstanding anything to the contrary herein or in the LLC Agreement, the parties expressly acknowledge and agree that from and after the Closing, without further action, notice or deed: (x) the Seller shall cease to be a member of the Company and a party to the LLC Agreement; and (y) the Seller shall cease to have any rights or obligations under the LLC Agreement, including, without limitation, (i) any right to receive any distributions (including under Section 6.1 of the LLC Agreement) with respect to the Purchased Membership Interests or otherwise under the LLC Agreement, and (ii) any rights under Article VIII of the LLC Agreement and, for the avoidance of doubt, its consent shall not be required for any action taken by the Company, amendment to the LLC Agreement or otherwise. This Section 4.2 shall be self-operative upon Closing without any further notice, action or deed.

4.3 Release.

(a) Effective as of the Closing, the Seller, on the Seller’s own behalf and on behalf of the Seller’s past, present or future Affiliates, agents, attorneys, administrators, officers, directors, managers, employees, partners, members, stockholders, representatives, predecessors-in-interest, executors, trustees, beneficiaries, successors and assigns (the “Seller Parties”) and all others connected with or claiming through the Seller, hereby absolutely, unconditionally and irrevocably releases and forever discharges the Purchaser, the Company and each of the Company’s and the Purchaser’s Related Parties in its official and/or individual capacities (each, a “Purchaser Released Party” and, collectively, the “Purchaser Released Parties”) from any and all claims, controversies, covenants, contracts, agreements, promises, actions, causes of action, cross-claims, counter-claims, suits, rights, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, judgments, executions, or liabilities of any nature whatsoever in law and in equity, both past and present and whether known or unknown, suspected, or claimed, absolute or contingent from the beginning of time until the date of this Agreement (collectively, the “Claims”), that the Seller or the Seller Parties ever had, now has or hereafter may have against any of the Purchaser Released Parties (i) in connection with the Seller’s ownership of the Purchased Membership Interests, (ii) in connection with the Seller’s status as a member of the Company, (iii) under the LLC Agreement or (iv) under the Terminated Agreements (the foregoing matters being hereby released by the Seller, collectively, the “Seller Released Matters”). Notwithstanding the foregoing, the “Seller Released Matters” shall not include (A) any claim by any Seller Party to enforce this Agreement, (B) any Claims arising out of or relating to the Purchaser’s fraud, willful misconduct or criminal acts, (C) any Claims arising out of the Purchaser’s breach of any representation, warranty, covenant or agreement set forth in this Agreement or any agreement or instrument entered into in connection herewith, (D) any Claims for indemnification to which any Seller Party is entitled pursuant to this Agreement or any agreement or instrument entered into in connection herewith, or (E) any Claims that are not permitted to be released under applicable Law.

(b) Effective as of the Closing, the Purchaser, on the Purchaser’s own behalf and on behalf of the Purchaser’s past, present or future Affiliates, agents, attorneys, administrators, officers, directors, managers, employees, partners, members, stockholders, representatives, predecessors-in-interest, executors, trustees, beneficiaries, successors and assigns (the “Purchaser Parties”) and all others connected with or claiming through the Purchaser, hereby absolutely, unconditionally and irrevocably releases and forever discharges the Seller and the Seller’s Related Parties in its official and/or individual capacities (each, a “Seller Released Party” and, collectively, the “Seller Released Parties” and, together with the Purchaser Released Parties, the “Released Parties”) from any and all Claims that the Purchaser or the Purchaser Parties ever had, now has or hereafter may have against any of the Seller Released Parties (i) in connection with the Seller’s ownership of the Purchased Membership Interests, (ii) in connection with the Seller’s status as a member of the Company, (iii) under the LLC Agreement or (iv) under the Terminated Agreements (the foregoing matters being hereby released by the Purchaser, collectively, the “Purchaser Released Matters” and, together with the Seller Released Matters, the “Released Matters”). Notwithstanding the foregoing, the “Purchaser Released Matters” shall not include (A) any claim by any Purchaser Party to enforce this Agreement, (B) any Claims arising out of or relating to the Seller’s fraud, willful misconduct or criminal acts, (C) any Claims arising out of the Seller’s breach of any representation, warranty, covenant or agreement set forth in this Agreement or any agreement or instrument entered into in connection herewith, (D) any Claims for indemnification to which any Purchaser Party is entitled pursuant to this Agreement or any agreement or instrument entered into in connection herewith, or (E) any Claims that are not permitted to be released under applicable Law.

(c) Each of the Seller and the Purchaser hereby expressly waives any rights such party may have under applicable Law to preserve the Released Matters which such party does not know or suspect to exist in such party’s favor at the time of executing the release provided in Section 4.3(a) and Section 4.3(b), as applicable. Each of the Seller and the Purchaser understands and acknowledges that such party may discover facts different from, or in addition to, those which such party knows or believes to be true with respect to the claims released herein, and agrees that the release provided in Section 4.3(a) and Section 4.3(b), as applicable, shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts. If either party discovers that any fact relied upon in entering into the release provided in Section 4.3(a) or Section 4.3(b), as applicable, was untrue, or that an understanding of the facts or law was incorrect, such party shall not be entitled to any relief as a result thereof, and such party surrenders and waives any rights such party might have to rescind the release provided in Section 4.3(a) or Section 4.3(b), as applicable, on any ground. Such release is intended to be and is final and binding. The release provided in Section 4.3(a) and Section 4.3(b), as applicable, is intended to be a full general release by each of the Seller and the Purchaser of any and all Claims relating to the Released Matters, whether known or unknown, and shall be interpreted as such to the fullest extent permitted by applicable Law.

(d) Each of the Seller and the Purchaser represents and warrants to the other party’s Released Parties that there has been no assignment or other transfer of any interest in any Released Matter by such representing party.

(e) From and after the Closing, each of the Seller and the Purchaser hereby irrevocably agrees to refrain from, directly or indirectly, asserting any Action (as defined below), or commencing or causing to be commenced, any Action of any kind against any of the other party’s Released Parties, based upon any matter purported to be released hereby. For purposes of this Agreement, the term “Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

ARTICLE V

MISCELLANEOUS

5.1 Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Agreement shall survive the Closing until expiration of the applicable statutes of limitations. The covenants and other agreements of the parties contained herein shall survive the Closing for the period contemplated by its terms.

5.2 Fees and Expenses. Except as otherwise set forth herein, each of the parties hereto shall bear and pay such party’s own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the consummation of the Transaction, including attorneys’, accountants’ and other advisors’ fees.

5.3 Indemnification.

(a) The Seller shall indemnify and hold harmless the Purchaser from and against any and all liabilities, losses, damages, deficiencies, claims, suits, actions or causes of action, assessments, taxes, fines, costs (including costs of preparation and reasonable attorneys’ fees and expenses) and expenses (including costs and reasonable expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing), interest, awards, settlements, judgments and penalties (“Losses”) suffered or incurred by the Purchaser, directly or indirectly, arising out of or resulting from (i) the breach of any representation or warranty made by the Seller in this Agreement or (ii) the breach or default by the Seller of the performance of any covenant or agreement contained in this Agreement.

(b) The Purchaser shall indemnify and hold harmless the Seller from and against any and all Losses actually suffered or incurred by the Seller, directly or indirectly, arising out of or resulting from (i) the breach of any representation or warranty made by the Purchaser in this Agreement, or (ii) the breach or default by the Purchaser of the performance of any covenant or agreement contained in this Agreement.

(c) In no event shall the Seller be liable to the Purchaser, nor shall the Purchaser be liable to the Seller, for any Losses that constitute punitive, special, consequential, indirect or incidental damages, including Losses based upon lost profit, lost business opportunity or diminution in value.

5.4 Tax Matters.

(a) For U.S. federal, state and local income tax purposes, the parties intend and agree that (i) the Membership Interests Purchase will be treated under the principles of Internal Revenue Service Revenue Ruling 99-6 (Situation 1), as a sale of the Purchased Membership Interests by the Seller and an acquisition of a 49% undivided interest in the assets of the Company by the Purchaser, (ii) the tax year of the Company that commenced on January 1, 2026 will end as of the Effective Date and be the final partnership tax year for the Company and (iii) the Purchase Price (together with any other amounts treated as consideration for U.S. federal income tax purposes) shall be allocated among the assets of the Company according to their tax basis as of the Effective Date (as reflected on the final IRS Form 1065 of the Company) and the remainder to goodwill (the “Intended Tax Treatment”). No party shall take any action or filing position inconsistent with the Intended Tax Treatment unless required by a final determination, as defined in Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) All sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar taxes incurred (collectively, “Transfer Taxes”) as a result of the Membership Interests Purchase shall be borne and paid, when due, fifty percent (50%) by the Seller and fifty percent (50%) by the Purchaser. The party hereto responsible, under applicable Law, to file tax returns reporting any Transfer Taxes shall file such tax returns, and the other party hereto shall cooperate with the filing party in connection with any such filings. The parties agree to reasonably cooperate to reduce or eliminate any Transfer Taxes to the extent permitted by Law.

(c) The Purchaser shall timely file, or caused to be timely filed, all tax returns for the Company for taxable periods, or portion thereof, ending on or before the Closing Date, and any amendments or adjustments thereto (the “Purchaser Prepared Returns”), provided that the Purchaser shall not file or make any such amendments or adjustments without the Seller’s prior written consent, not to be unreasonably withheld, conditioned or delayed). All Purchaser Prepared Returns shall be prepared in accordance with the Company’s past practices except to the extent otherwise required by applicable Law. The Purchaser shall provide each such Purchaser Prepared Return to the Seller no later than 30 days prior to the due date for such Purchaser Prepared Return and shall consider in good faith any reasonable comments provided by the Seller.

(d) If an audit or other proceeding is initiated by any taxing authority with respect to the Company for taxable periods or portions thereof ending on or before the Effective Date, the Purchaser shall notify the Seller of such audit or other proceeding, stating the nature and basis of the claim and any related amounts, to the extent known. The Seller shall be entitled to participate in such audit or other proceeding. The Purchaser shall keep the Seller reasonably informed of the details and status of such audit or other proceeding, and the Purchaser shall not settle or compromise any such audit or other proceeding, or make any tax elections in respect thereto, without the Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed), if such resolution could reasonably have an adverse effect on the Seller.

(e) To the extent available, the Company and its representatives (including, without limitation, the “partnership representative” within the meaning of Code Section 6223(a)) shall make an election under Section 6226(a) of the Code (or any similar state or local law) to “push out” any adjustment imposed on the Company for a year in which the Seller had an interest (direct or indirect) in the Company. Each member of the Company during any such period shall be responsible for its own income Taxes (including penalties and interest) resulting from its interest in the Company during such period. Notwithstanding anything to the contrary herein or in the LLC Agreement, in no event shall any Seller Party be responsible for any non-income Taxes of the Company or Taxes resulting from the business or operations of the Company or any Losses associated therewith or resulting therefrom. The Company shall indemnify the Seller Parties from and against any such Taxes or related Losses.

(f) On or prior to Closing, the Seller shall deliver to the Purchaser, in form and substance reasonably acceptable to the Purchaser, a signed certificate pursuant to Treasury Regulations Section 1.1445-2(b) that the Seller is not a foreign person within the meaning of Section 1445 of the Code, which may be in the form of a duly completed and validly signed Internal Revenue Service Form W-9.

5.5 Guaranty of Payment. Guarantor unconditionally and irrevocably hereby guarantees all obligations of the Seller for the full and prompt payment and performance of the Seller’s obligations under Section 1.4(c) and Section 5.3 and any other payment obligations of the Seller under this Agreement.

5.6 Entire Agreement; Amendment; Modification; Waiver. This Agreement constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes any previous written, oral or implied understandings among them with respect to such matters. This Agreement may only be amended or modified in writing signed by the Purchaser and the Seller. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

5.7 Notices. Except as may otherwise be expressly set forth in this Agreement, any notice or other communication under this Agreement shall be in writing (which may include e-mail of a portable document format (PDF) file and shall be given by personal delivery, e-mail, major overnight courier or registered U.S. mail, return receipt requested, in each case at such party’s address, facsimile number or e-mail address as set forth below such party’s name on the signature pages hereto, or such other address or e-mail address as such party may hereafter specify to the other party, for such purpose in accordance with this Section 5.7. Any such notice or communication shall be considered given when delivered in person, on the business day of receipt if sent by e-mail (as evidenced by a copy of the confirmation of delivery), one business day after the business day of deposit with a major overnight courier or five days after being mailed by registered U.S., mail, return receipt requested (or if such fifth day is not a business day, the first business day thereafter).

5.8 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that the Released Parties are intended third party beneficiaries of, and shall be entitled to benefit from and enforce, the provisions of Section 4.3 and this Section 5 and the Company is an intended beneficiary of this Agreement and shall be entitled to enforce this Agreement as if directly a party hereto.

5.9 Assignability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Seller without the prior written consent of the Purchaser. The Purchaser shall have the right to assign this Agreement and delegate its obligations hereunder from time to time to one or more of its Affiliates, provided that each such Affiliate agrees in writing to assume the Purchaser’s obligations hereunder. Any attempted assignment that does not comply with this Section 5.9 shall be void ab initio.

5.10 Further Assurances. Each party shall execute and deliver any additional documents and instruments and perform any additional acts as may be required by Law or as may be necessary or appropriate, or as may be reasonably requested by another party or the Company, to effectuate and perform the Transaction and the provisions of this Agreement or to otherwise effectuate the intent and purposes and carry out the terms of this Agreement, including, without limitation, any amendment to the LLC Agreement necessary to reflect the Seller’s exit as a member of the Company.

5.11 Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any other jurisdiction. The parties hereto hereby consent to and submit to the jurisdiction of each of the federal and state courts in the State of Delaware, and agree not to object to venue in the courts located therein. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER.

5.12 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect in any court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed, in such jurisdiction, as if such invalid, illegal or unenforceable provision had never been contained herein; provided, that any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

5.13 Specific Performance. The Seller agrees that irreparable damage would occur if any provision of this Agreement were not performed by the Seller in accordance with the terms hereof and that the Purchaser shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which the Purchaser is entitled at law or in equity.

5.14 Headings. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

5.15 Counterparts. This Agreement may be executed in separate counterpart copies and delivered via facsimile or e-mail, but such counterparts taken together shall constitute one and the same original instrument.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties to this Agreement has executed this Agreement as of the date first written above.

PURCHASER:

Soluna Digital Inc.

By:	/s/ Michael Picchi
Name:	Michael Picchi
Title:	Chief Financial Officer

Address for Notices:
325 Washington Ave. Extension
Albany, NY 12205
Attention: CFO
Email: legalnotices@soluna.io

COMPANY:

Soluna DV ComputeCo, LLC

By:	/s/ Michael Picchi
Name:	Michael Picchi
Title:	Chief Financial Officer

Address for Notices:
325 Washington Ave. Extension
Albany, NY 12205
Attention: CFO
Email: legalnotices@soluna.io

SELLER:

Navitas West Texas Investments SPV, LLC

Navitas Global LLC, its manager

By:	/s/ Chad Roach
Name:	Chad Roach
Title:	Manager

Address for Notices:
2388 Tarryall Way
Franktown, CO 80116
Email: Chad Roach (chad@navitas.global) and
Stephen Craig (steve@navitas.global)

GUARANTOR:

Navitas Global LLC

By:	/s/ Chad Roach
Name:	Chad Roach
Title:	Manager

Address for Notices:

2388 Tarryall Way
Franktown, CO 80116
Email:	Chad Roach (chad@navitas.global) and
Stephen Craig (steve@navitas.global)

[Signature Page to Membership Interests Purchase Agreement]

Schedule I

Terminated Agreements

a.	Contribution Agreement dated as of May 9, 2023 by and among Soluna Computing, Inc., a Nevada corporation, Soluna DV ComputeCo, LLC, a Delaware limited liability company, and Navitas West Texas Investments SPV, LLC, a Delaware limited liability company.

b.	Letter Agreement dated as of May 9, 2023 by and among Soluna Computing, Inc., a Nevada corporation, Soluna DV ComputeCo, LLC, a Delaware limited liability company, and Navitas West Texas Investments SPV, LLC, a Delaware limited liability company.